UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 22, 2025

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)
CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 22, 2025.  The following items were approved:

1) Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Franklin H. Farris, Jr.	11,782,669	246,670
Mark A. Gooch	11,847,299	182,040
Eugenia Crittenden “Crit” Luallen	11,916,097	113,242
Ina Michelle Matthews	11,952,997	76,342
James McGhee II	11,510,394	518,945
Franky Minnifield	11,892,455	136,884
Jefferson F. Sandlin	11,969,524	59,815
Anthony W. St. Charles	11,865,339	164,000
Chad C. Street	11,818,911	210,428
Lillian (Kay) Webb	11,963,790	65,549

2) The Amended and Restated 2025 Stock Ownership Incentive Plan:

For	Against	Abstained
11,424,320	532,442	72,577

3)	Ratification of CTBI’s independent registered public accounting firm, BDO USA, P.C., for 2025:

For	Against	Abstained
14,207,429	122,897	43,320

4) The advisory (nonbinding) resolution relating to executive compensation:

For	Against	Abstained
11,538,978	402,470	87,891

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	April 23, 2025	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer